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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 8, 2005

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                         WATTS WATER TECHNOLOGIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                      001-11499              04-2916536
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 (State or Other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                    Identification No.)

    815 Chestnut Street, North Andover, Massachusetts            01845
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        (Address of Principal Executive Offices)               (Zip Code)

                                 (978) 688-1811
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              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

      On December 8, 2005, Watts Water Technologies, Inc. (the "Company") and Watts Regulator Co. ("Watts Regulator"), a wholly-owned subsidiary of the Company, entered into an agreement (the "Purchase Agreement") to purchase all of the outstanding capital stock of Dormont Manufacturing Company ("Dormont"), a manufacturer of flexible stainless steel connectors for natural and liquid propane gas, from Evan J. Segal and Stacy A. Brovitz (the "Sellers"). Under the terms of the Purchase Agreement, Watts Regulator agreed to pay $94,500,000 in cash to purchase all of the outstanding stock of Dormont and the land on which Dormont's manufacturing facility is located, subject to a post-closing working capital adjustment. The Purchase Agreement provides that $4,725,000 of the purchase price will be held in escrow to secure the indemnification obligations of the Sellers. Watts Regulator intends to fund the transaction with borrowings under the Company's credit facility and cash on hand.

      The terms of the Purchase Agreement were determined on the basis of arm's-length negotiations. The Company has previously derived an immaterial amount of revenue from sales of water heater connectors to Dormont in the ordinary course of business. Other than with respect to the transactions contemplated by the Purchase Agreement, neither the Company nor Watts Regulator considers its relationship with Dormont or the Sellers to be material, and, to the Company's knowledge, no affiliates of the Company or Watts Regulator, or any director or officer of the Company or Watts Regulator, or any associate of such director or officer, has a material relationship with Dormont or the Sellers.

      The Purchase Agreement provides for customary representations, warranties and covenants by the Company, Watts Regulator and the Sellers. Certain of the Sellers' indemnity obligations in favor of the Company and Watts Regulator apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are effective only for specified periods of time. All long-term debt of Dormont will be paid by the Sellers and no long-term debt will be assumed by the Company or Watts Regulator. In connection with the transaction, Watts Regulator will enter into a Real Property Transfer Agreement with Dormont Realty Partners, L.P., a limited partnership controlled by the Sellers, for the purchase of the land on which Dormont's facilities in Export, Pennsylvania are located. The consummation of the acquisition is subject to customary closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 9, 2005              WATTS WATER TECHNOLOGIES, INC.

                                    By: /s/ William C. McCartney
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                                        William C. McCartney
                                        Chief Financial Officer